Exhibit 21


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                              LIST OF SUBSIDIARIES


        NAME (1)                                                       JURISDICTION
-----------------------                                                ------------
CDOC, Inc.                                                             Delaware
Conseco Entertainment, Inc.                                            Indiana
     Conseco Entertainment, LLC                                        Indiana
Conseco Equity Sales, Inc.                                             Texas
Conseco Risk Management, Inc.                                          Indiana
Conseco Capital Management, Inc.                                       Pennsylvania
CIHC, Incorporated                                                     Indiana
     Conseco Securities, Inc.                                          Delaware
     Conseco Life Insurance (Bermuda) Limited                          Bermuda
     Conseco Life Insurance Company of Texas                           Texas
         Colonial Penn Life Insurance Company                          Pennsylvania
         Conseco Annuity Assurance Company                             Illinois
         Conseco Senior Health Insurance Company                       Pennsylvania
              Conseco Life Insurance Company of New York               New York
         Washington National Insurance Company                         Illinois
              Conseco Life Insurance Company                           Indiana
         Pioneer Life Insurance Company                                Illinois
              Conseco Medical Insurance Company                        Illinois
         Conseco Health Insurance Company                              Arizona
         Bankers Life Insurance Company of Illinois                    Illinois
              Bankers Life and Casualty Company                        Illinois
                  BLC Financial Services, Inc.                         Illinois
                  Carmel Fifth LLC (2)                                 Delaware
     Bankers National Life Insurance Company                           Texas
     Conseco Management Services Company                               Texas
     Conseco Services, LLC (3)                                         Indiana
     CFIHC, Inc.                                                       Delaware
         Conseco Private Capital Group, Inc.                           Indiana
         Performance Matters Associates, Inc.                          Delaware

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
         Performance Matters Associates of Texas, Inc.                 Texas
         Performance Matters Associates of Kansas, Inc.                Kansas
         Performance Matters Associates of Ohio, Inc.                  Ohio
     Conseco Finance Corp.                                             Delaware
         Conseco Financing Servicing Corp.                             Delaware
              P Financial Services, Inc.                               Minnesota
              Green Tree Retail Services Bank, Inc.                    South Dakota
              Landmark Manufactured Housing, Inc.                      Minnesota
              Convergent Lending Services, LLC                         Pennsylvania
              Rice Park Properties Corporation                         Minnesota
              Conseco Finance Loan Company                             Minnesota
              Green Tree Titling Holding Company I                     Delaware
                  G.T. Titling, LLC I                                  Delaware
                  G.T. Titling, LLC II                                 Delaware
                  Green Tree Titling Limited Partnership I             Delaware
                  Green Tree Titling Limited Partnership II            Delaware
                       Conseco Finance Leasing Trust                   Delaware
         Conseco Finance Vendor Services Corporation                   Delaware
         Conseco Agency, Inc.                                          Minnesota
              Conseco Agency of Alabama, Inc.                          Alabama
              Conseco Agency of Kentucky, Inc.                         Kentucky
              Crum-Reed General Agency, Inc.                           Texas
              Conseco Agency Reinsurance Limited                       Turks and Caicos
         Conseco Finance Canada Holding Company                        Delaware
              Conseco Finance Canada Company                           Nova Scotia
         Conseco Finance Corp. - Alabama                               Delaware
         Conseco Agency of Nevada, Inc.                                Nevada
         Conseco Agency of New York, Inc.                              New York
         Green Tree Floorplan Funding Corp.                            Delaware
         Mill Creek Bank, Inc.                                         Utah
              Mill Creek Servicing Corporation                         Utah
         Green Tree Financial Corp. - Texas                            Delaware
         Green Tree Residual Finance Corp. I                           Minnesota
         Conseco Finance Securitizations Corp.                         Minnesota
         Conseco Finance Net Interest Margin Finance Corp. I           Delaware
         Conseco Finance Net Interest Margin Finance Corp. II          Delaware
         Green Tree Finance Corp. - Two                                Minnesota
         Green Tree Finance Corp. - Five                               Minnesota

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

         Green Tree RECS II Guaranty Corporation                       Minnesota
         Conseco Finance Credit Corp.                                  New York
         Conseco Finance Consumer Discount Company                     Pennsylvania
         Green Tree First GP Inc.                                      Minnesota
         Green Tree Second GP Inc.                                     Minnesota
         BizGuild, Inc.                                                Minnesota
         Conseco Finance Credit Card Funding Corp.                     Minnesota
         Conseco HE/HI 2001-B-2, Inc.                                  Minnesota
         Conseco Finance Advance Receivables Corp.                     Minnesota
         Conseco Finance Liquidation Expense Advance Receivables
          2002-2 Corp.                                                 Minnesota

------------------

(1) Except otherwise indicated, each company is a direct or indirect wholly owned subsidiary of the indicated parent.

(2) 50 percent owned by Bankers Life and Casualty Company, 25 percent owned by Conseco Senior Health Insurance Company, 16.75 percent owned by Washington National Insurance Company and 8.25 percent owned by Conseco Annuity Assurance Company.

(3) 89.1 percent owned by CIHC, Incorporated, 9.9 percent owned by Conseco, Inc. and 1 percent owned by Conseco Management Services Company.



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